UWHARRIE CAPITAL CORP
                             134 North First Street
                         Albemarle, North Carolina 28001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE is hereby given that the Annual Meeting of Shareholders of Uwharrie Capital Corp (the "Company") will be held as follows:

                  Place:  Stanly County Agri-Civic Center
                          26032 Newt Road
                          Albemarle, North Carolina

                  Date:   Tuesday, May 2, 2000

                  Time:   4:00 p.m. - Business Meeting
                          5:30 p.m. - Dinner

         The purposes of the meeting are:

        1.        To elect six directors of the Company;

        2. To amend the Articles of Incorporation to authorize the issuance of preferred stock;

        3. To ratify the appointment of Dixon Odom PLLC as the Company's independent public accountants for 2000; and

        4. To transact such other business as may properly be presented for action at the meeting.

         YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

                                            By Order of the Board of Directors



                                            Roger L. Dick
                                            Chief Executive Officer
April 7, 2000

                              UWHARRIE CAPITAL CORP
                             134 North First Street
                         Albemarle, North Carolina 28001
                                 (704) 982-4415

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Uwharrie Capital Corp (the "Company") of appointments of proxy for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Tuesday, May 2, 2000, at 4:00 p.m., in the Stanly County Agri-Civic Center, 26032 Newt Road, Albemarle, North Carolina, and at any adjournments thereof. The Company's proxy solicitation materials are being mailed to shareholders on or about April 7, 2000.

Voting of Proxies

         Persons named in the enclosed appointment of proxy as proxies (the "Proxies") to represent shareholders at the Annual Meeting are Roger L. Dick, Ronald B. Davis and Christopher A. Whitfield. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted "FOR" the election of each of the six nominees for director named in Proposal 1, and "FOR" Proposals 2 and 3. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote in accordance with their best judgment.

Record Date

         The close of business on March 15, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

         The Company's voting securities are the shares of its common stock, par value $1.25 per share, of which 5,539,025 shares were issued and outstanding on the record date.

Voting Procedures; Votes Required for Approval

         At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors. In the election of directors, the six nominees receiving the highest number of votes will be elected.

         For Proposals 2 and 3 to be approved, a majority of the shares represented in person and by proxy and entitled to vote at the Annual Meeting must be voted in favor of approval. Abstentions and broker nonvotes will have no effect in the voting on these proposals.

Revocation of Appointment of Proxy

         Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

         The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the Company's and the Bank's directors, officers and employees without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to beneficial owners.

Beneficial Ownership of Securities by Directors

         As of March 15, 2000, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company's common stock. The following table lists the individual beneficial ownership of the Company's common stock as of March 15, 2000, by the Company's current directors and nominees for director, and by all current directors, nominees and executive officers of the Company as a group. No current director or executive officer owned more than 1% of the shares outstanding on March 15, 2000. Current directors, nominees and executive officers as a group beneficially owned 8.20% of the shares outstanding or options exercisable by members of the group on such date.

Name of                                              Amount and Nature of
Beneficial Owner                                  Beneficial Ownership (1,2)
----------------                                  --------------------------

Cynthia H. Beane                                            21,613
Joe S. Brooks                                               18,382
Ronald T. Burleson                                          16,923
Bill C. Burnside, D.D.S.                                     9,880
Gail C. Burris                                               1,236

Name of                                              Amount and Nature of
Beneficial Owner                                  Beneficial Ownership (1,2)
----------------                                  --------------------------

David M. Jones, D.V.M.                                       2,060
Kyle H. Josey                                                  412
James F. Link, D.V.M.                                       11,041
Joyce H. Little                                                662
W. Chester Lowder                                            2,727
Buren Mullis                                                30,900
John P. Murray, M.D.                                        15,785
Kent E. Newport                                              3,396
Catherine A. Pickler                                         2,836
George T. Reaves                                             8,291
A. James Russell                                             2,269
B. A. Smith, Jr.                                            37,931
Douglas V. Waddell                                             830
All current directors, nominees for director               454,372
and executive officers as a group (21 persons)(3)

-------------

(1) Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power with respect to all shares shown as beneficially owned. The calculations of the percentage of class beneficially owned by each individual are based on a total of 5,539,025 shares currently outstanding plus the number of shares capable of being issued to that individual (if any) within 60 days upon the exercise of stock options held by that individual (if any).

(2) Includes shares over which the named individual shares voting and investment power as follows: Ms. Beane - 20,647 shares; Mr. Brooks - 7,650 shares; Mr. Burleson - 3,179 shares; Dr. Burnside - 9,468 shares; Ms. Burris - 412 shares; Mr. Link - 9,064 shares; Mr. Lowder - 2,270 shares; Dr. Murray - 12,032 shares; Mr. Newport - 1,924 shares; Mr. Russell - 374 shares; Mr. Smith - 32,931 shares.

(3) Includes a total of 98,459 shares as to which the persons included in the group exercise sole voting and investment power, and 99,951 shares as to which such power is shared. Also includes an aggregate of 255,962 shares which executive officers included in the group could purchase under currently exercisable stock options.

Reports of Changes in Beneficial Ownership

         Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's common stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

         The Company's Bylaws provide for a Board of Directors composed of 18 members divided into three classes, each consisting of six directors who are elected to terms of three years. Each year the terms of six directors expire and six persons are elected as directors for new three-year terms. The Board of Directors intends to nominate the six persons named below for election by shareholders at the Annual Meeting as directors of the Company for three-year terms or until their respective successors are duly elected and qualified.

                                              YEAR IN WHICH
                               POSITIONS     FIRST ELECTED/
                                 WITH           PROPOSED                      PRINCIPAL OCCUPATION
NAME AND AGE                    COMPANY       TERM EXPIRES          AND BUSINESS EXPERIENCE FOR PAST 5 YEARS

Joe S. Brooks                  Director         1997/2003      Partner, Brothers Precision Tool Company,
(50)                                                           Albemarle, NC (tool and die shop)

Ronald T. Burleson             Director         1997/2003      Partner, Thurman Burleson & Sons Farm, Richfield,
(50)                                                           NC  (farming - cotton and grain)

James F. Link, D.V.M.          Director         1997/2003      Veterinarian and Owner, North Stanly Animal
(47)                                                           Clinic, New London, NC (Small animal medicine/surgery)

Kent E. Newport                Director         1997/2003      President, KDC, Inc. DBA Coy's Laundromat,
(39)                                                           Albemarle, NC (coin laundry and self-service
                                                               carwash)

George T. Reaves               Director         1997/2003      Retired; previously, Vice President Traffic and
(72)                                                           Transportation, Collins & Aikman Corporation,
                                                               Albemarle, NC (manufacturer of automotive fabrics,
                                                               upholstery, yarns)

A. James Russell               Director         1997/2003      Construction Manager, J.T. Russell & Sons, Inc.,
(45)                                                           Albemarle, NC (highway heavy utility construction)


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

Incumbent Directors

         The Company's current Board of Directors includes 12 directors whose terms will continue after the Annual Meeting. The following table contains information about those 12 incumbent directors.


                                             YEAR IN WHICH
                                POSITIONS    FIRST ELECTED/
                                  WITH        CURRENT TERM                     PRINCIPAL OCCUPATION
 NAME AND AGE                    COMPANY      EXPIRES (1)         AND BUSINESS EXPERIENCE FOR THE PAST 5 YEARS

Cynthia H. Beane                Director       1996/2002      Cynthia H. Beane, CPA, Albemarle, NC (certified
(51)                                                          public accountant)

Bill C. Burnside, D.D.S.        Director       1998/2001      Bill Burnside, D.D.S., Albemarle, NC
(50)                                                          (dentistry)

Gail C. Burris                  Director       1998/2001      Owner and Manager, Rosebriar Restaurant, Albemarle, NC
(45)

David M. Jones, D.V.M.          Director       1998/2001      Director, North Carolina Zoological Park, Asheboro,
(55)                                                          NC (NC Department of Environment and Natural
                                                              Resources) since March 1994; previously, Director of
                                                              Conservation and Consultancy, Zoological Society of
                                                              London, London, England

Kyle H. Josey                   Director       2000/2002      Owner, Josey & Josey Accountants, Albemarle,
(48)                                                          NC (Accounting Services)

Joyce H. Little                 Director       2000/2002      Vice President/Secretary/Treasurer, Wiley Little
(57)                                                          Drywall, Inc.; Mayor, Oakboro, NC

W. Chester Lowder               Director       1995/2002      Director of Dairy and Beef Services, Assistant Director
(51)                                                          of Natural Resources, North Carolina
                                                              Farm Bureau Federation, Raleigh, NC (agricultural
                                                              service agency); President, Fork "L" Farm, Inc.,
                                                              Norwood, NC (farming operation)

Buren Mullis                    Director       1998/2001      Retired; previously, Vice President and General
(66)                                                          Manager of Sundrop Bottling Co., Inc., Concord, NC

John P. Murray, M.D.            Director       1996/2001      Retired; previously, Physician and owner, Albemarle
(58)                                                          Ear, Nose and Throat, Albemarle, NC

Catherine A. Pickler            Director       1995/2001      Homemaker and community volunteer, New London, NC
(65)

B.A. Smith, Jr.                 Director       1996/2002      Retired; Stanfield, NC, previously, Pilot and Base Commander,
(66)                                                          United States Air Force

Douglas V. Waddell              Director       1995/2002      Retired; previously, Manager, Sears & Roebuck -
(71)                                                          Automotive Department, Albemarle, NC (retail store)



(1) The year first elected indicates the year in which each individual was first elected a director of the Bank of Stanly or the Company, as applicable, and does not reflect breaks in certain of the named individuals' tenures as directors of the Bank of Stanly or the Company, as applicable.

Director Compensation

         For service during 2000, each director will be paid a fee of $200 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee.

         During 1994, the Company adopted a plan under which individual directors may elect each year to defer receipt of all or a designated portion of their fees for that year. Amounts so deferred earn interest at rates tied to market indices selected quarterly by the plan administrators, and such amounts become payable in the future (in a lump sum or annual installments) as specified by the director at the time of his or her deferral election. During 1999, Directors Brooks, Jones, Link, Lowder, Mullis, Reaves and Russell deferred compensation pursuant to such plan.

Meetings and Committees of the Board of Directors

         The Board of Directors of the Company held five regular meetings and four special meetings during 1999. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served with the exception of Directors David M. Jones and W. Chester Lowder whose absences were due to prior business commitments.

         The Company's Board of Directors has several standing committees, including an Examining Committee, a Personnel/Stock Option Committee , a Compensation Committee and a Nominating Committee.

         The current members of the Examining Committee are John P. Murray - Chairman, Gail C. Burris, Joe S. Brooks, George T. Reaves and Kent E. Newport. The Examining Committee reviews the annual audit reports of the Company's independent auditors and the examination reports issued by bank regulatory agencies, and oversees compliance and internal audit. The Examining Committee met seven times during 1999.

         The current members of the Personnel/Stock Option Committee which performs the functions of the Compensation Committee are B.A. Smith, Jr. - Chairman, Ronald T. Burleson, Kyle H. Josey, James F. Link, D.V.M., W. Chester Lowder and A. James Russell. The Personnel/Stock Option Committee is authorized to consider and make recommendations to the Board of Directors for action on matters pertaining to the compensation of executive officers of the Company and its subsidiaries. The Personnel/Stock Option Committee met twice during 1999.

         The Company does not have a standing Nominating Committee. Functions performed by a Nominating Committee have been performed by the Board of Directors as a whole who renominated the six nominees eligible for reelection and are listed above. Recommendations of nominee candidates by shareholders for the 2001 Annual Meeting should be submitted in writing to the Chief Executive Officer of the Company by September 30, 2000, and should be accompanied by a statement of each candidate's qualifications and willingness to serve as a director.

Executive Officers

         The following table contains information about the current executive officers of the Company, the Bank of Stanly and its subsidiary, The Strategic Alliance Corporation.




NAME AND AGE             CURRENT POSITIONS WITH COMPANY AND/OR BANK                          EMPLOYED SINCE

Ronald B. Davis          President of the Company and President and Chief Executive               1997
(52)                     Officer of the Bank of Stanly

Roger L. Dick            Chief Executive Officer of the Company                                   1983
(48)

Christy D. Stoner        President of The Strategic Alliance Corporation                          1991
(35)


Executive Compensation

         The following table shows for 1999, 1998 and 1997, the compensation paid to or received or deferred by the executive officers of the Company and its direct and indirect subsidiaries. No other current executive officers received compensation for the years indicated which exceeded $100,000.

                                            SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                        ----------------------------          --------------------------------
                                                                                       AWARDS          PAYOUTS
                                                                   OTHER                               -------      ALL
                                                                  ANNUAL      RESTRICTED                           OTHER
                                                                  COMPEN-       STOCK                    LTIP     COMPEN-
                                         SALARY       BONUS       SATION        AWARDS      OPTIONS    PAYOUTS     SATION
NAME AND PRINCIPAL POSITION     YEAR     ($)(1)      ($)(2)       ($)(3)         ($)         (#)(5)      ($)       ($)(4)
---------------------------     ----     ------      ------       ------         ---         ------      ---       ------
Roger L. Dick, Chief            1999    135,163      38,258         -0-          -0-         54,100      -0-       4,863
Executive Officer of the        1998    125,500      26,275         -0-          -0-         9,689       -0-       9,142
Company                         1997    118,000      48,752         -0-          -0-          -0-        -0-       9,500

Ronald B. Davis,                1999    135,163      38,268         -0-          -0-         72,000      -0-       3,010
President of the Company;       1998    125,500      20,775         -0-          -0-         9,688       -0-       2,988
President and Chief             1997     86,000       4,500         -0-          -0-         21,710      -0-        -0-
Executive Officer of the
Bank of Stanly

Christy D. Stoner,              1999     84,167      19,208         -0-          -0-         69,400      -0-       2,584
President of The                1998     75,000       6,271         -0-          -0-         3,000       -0-       4,522
Strategic Alliance              1997     66,667       6,333         -0-          -0-          -0-        -0-       4,380
Corporation



(1) Includes amounts deferred the officers' election pursuant to the Company's Section 401(k) savings plan.

(2) Includes all cash bonuses received for each year. At the end of each year the Company's Board of Directors may approve the payment of annual cash bonuses to individual officers based on the Company's results of operations and their individual performance during the year. The payment and amounts of any such bonuses are determined solely by the Company's Board of Directors. In addition to discretionary cash bonuses, the

         Company maintained an incentive plan under which, at the end of each calendar quarter, each of certain officers and employees could receive a cash bonus (equal to 5.0% of their quarterly salary) if the Company's financial performance for that quarter equaled or exceeded budgeted amounts.

(3) In addition to compensation paid in cash, the Company's executive officers receive certain personal benefits. However, the aggregate value of non-cash benefits received by the executive officers during each year did not exceed 10% of cash compensation paid to such executive officer.

(4) Consists entirely of the Company's contributions on behalf of the executive officers to the Company's Section 401(k) savings plan.

(5) The number of shares covered by options increased by 135,015 as a result of a 3% stock dividend declared in December 1996, a 5% stock dividend in 1997, a 2-for-1 stock split in 1998, and a 3% stock dividend declared in November 1999.


Stock Options

         The following table contains information with regard to grants of stock options during 1999 to Roger L. Dick, Chief Executive Officer of the Company, Ronald B. Davis, President of the Company and Chief Executive Officer of Bank of Stanly and Christy D. Stoner, President of The Strategic Alliance Corporation.

                           STOCK OPTION GRANTS IN 1999
                                Individual Grants

                            NUMBER OF
                            SECURITIES       % OF OPTIONS
                            UNDERLYING          GRANTED
                             OPTIONS        TO EMPLOYEES IN    EXERCISE OR BASE
NAME                      GRANTED (#)(1)      FISCAL YEAR     PRICE ($) PER SHARE  EXPIRATION DATE
----                      --------------      -----------     -------------------  ---------------
Roger L. Dick                 54,100             17.31               $5.50             11/28/09
Ronald B. Davis               72,000             23.03               $5.50             11/28/09
Christy D. Stoner             69,400             22.20               $5.50             11/28/09


(1) Two-Fifths of the options vested upon issue and one-fifth becomes exercisable in each of the three subsequent years beginning November 28,2000, assuming the officer remains employed by the Company. If employment terminates before the end of the vesting period the officer may exercise vested options for varying periods after termination (depending on the manner of termination) in accordance with the plan.

         The following table contains information with respect to stock options exercised during 1999 and held at December 31, 1999 by Roger L. Dick, Ronald B. Davis and Christy D. Stoner.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/SARS
                                                      OPTIONS/SARS AT FY-END                  AT FY-END
                                                                (#)                             ($)(1)

                          SHARES
                       ACQUIRED ON      VALUE
                         EXERCISE      REALIZED
NAME                       (#)           ($)       EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                       ---           ---       -----------     -------------    -----------     -------------
Roger L. Dick             31,780        87,083       100,216          60,844          190,370           94,885
Ronald B. Davis            -0-           -0-          86,325          52,592           94,377           31,152
Christy D. Stoner          -0-           -0-          69,421          41,640          117,161           10,410



(1) Represents the aggregate fair market value at March 15, 2000 (based on a trading price of $5.75 per share) of shares underlying unexercised options held on that date, minus the aggregate exercise or purchase price of those shares.

Employee Stock Ownership Plan

         On January 1, 1999, the Uwharrie Capital Corp. Stock Ownership Plan and Trust (the "ESOP") became effective. Under the ESOP, all employees who have been employed by the Company or any of its direct or indirect subsidiaries for one year and attained the age of 18 are eligible to participate. Pursuant to the ESOP, 224,726 dividend adjusted shares were placed in trust with Roger L. Dick, Ronald B. Davis, Christine D. Stoner, Lorelei V. Misenheimer, Jacqueline S. Jernigan and Barbara S. Williams as trustees. In 1999, 12,485 shares were allocated to employees under the ESOP.

Transactions with Management

         The Bank of Stanly has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of the directors and executive officers and their associates of the Company and its direct and indirect subsidiaries. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.


             PROPOSAL 2: AMENDMENT OF THE ARTICLES OF INCORPORATION
                  TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK


The Proposed Amendment

         The Board has unanimously approved and recommends that the shareholders approve Proposal 2 which provides for the amendment of Article II of the Articles of Incorporation to provide for the authorization of 10,000,000 shares of preferred stock. See Exhibit A for the complete text of proposed Article II.

Reasons for Proposal 2

         The Articles of Incorporation currently do not authorize the issuance of any preferred stock. Article II currently provides only for the authorization of 20,000,000 shares of common stock at a par value of $1.25 per share. Proposal 2 would authorize 10,000,000 preferred shares that could be issued by the Board of Directors from time to time in amounts, and at par values, and with annual dividend rates as may be determined by the Board of Directors. Such preferred shares could be divided into two or more series by the Board and shall have such voting rights, preferences, limitations and relative rights as the Board may determine. The ability to issue preferred stock allows the Company additional financial flexibility in its capital structure. While the Company has no current plans to issue shares of preferred stock, should the shareholders approve Proposal 2, the Board of Directors would be free to structure one or more series of preferred stock and sell such shares either in a public or private offering to potential investors. Additionally, since Proposal 2 would allow the Board to design a series of preferred stock with characteristics unfavorable to a potential acquiror and issue such shares to a "friendly party," the authority to issue preferred stock is thought to be an "anti-takeover" device. Notwithstanding its potential "anti-takeover" effect, the Board of Directors believes that it is in the Company's best interest to have the ability to issue preferred shares from time to time as may be needed in the Company's and shareholders' best interest.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 AMENDING THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF UP TO _____ PREFERRED STOCK.


              PROPOSAL 3: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as the Company's independent accountants for 2000, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting.

         A representative of Dixon Odom PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DIXON ODOM PLLC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly be presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a shareholder which is intended to be presented at the Company's 2001 Annual Meeting must be received by the Company at its main office in Albemarle, North Carolina, no later than September 30, 2000, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2001 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2001 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.


                             ADDITIONAL INFORMATION

         A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER'S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TAMARA M. SINGLETARY, SECRETARY, UWHARRIE CAPITAL CORP, 167 NORTH SECOND STREET, ALBEMARLE, NORTH CAROLINA 28001.

                                    EXHIBIT A


         Article II of the Articles of Incorporation of Uwharrie Capital Corp shall be amended, subject to shareholder approval of Proposal 2, to read in its entirety as follows:

         The Corporation shall have the authority to issue a total of 30,000,000 shares of capital stock divided into 20,000,000 shares of common stock, all of one class, with each share having a par value of $1.25 and 10,000,000 shares of preferred stock. The shares of preferred stock may be divided into two or more series by the Board of Directors with each series having such relative rights, privileges, preferences and limitations as the Board of Directors of the Corporation may and hereby is authorized to determine.


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



                              UWHARRIE CAPITAL CORP
                             134 NORTH FIRST STREET
                         ALBEMARLE, NORTH CAROLINA 28001


                              APPOINTMENT OF PROXY
                         SOLICITED BY BOARD OF DIRECTORS

         The undersigned hereby appoints Roger L. Dick, Ronald B. Davis and Chris A. Whitfield (the "Proxies"), or any of them, as attorneys and proxies, with power of substitution, to vote all outstanding shares of the common stock of Uwharrie Capital Corp (the "Company") held of record by the undersigned on March 15, 2000, at the Annual Meeting of Shareholders of the Company to be held at the Stanly County Agri-Civic Center at 26032 Newt Road, Albemarle, North Carolina, at 4:00 p.m. on May 2, 2000, and at any adjournments thereof:

1. ELECTION OF DIRECTORS: Proposal to elect six directors of the Company for three year terms or until their successors are duly elected and qualified.

     _____  FOR ALL NOMINEES LISTED BELOW        _____  WITHHOLD AUTHORITY
            (EXCEPT AS INDICATED OTHERWISE              TO VOTE FOR ALL NOMINEES
            BELOW)                                      LISTED BELOW

            NOMINEES:
                     Joe S. Brooks
                     Ronald T. Burleson
                     James F. Link, D.V.M.
                     Kent E. Newport
                     George T. Reaves
                     A. James Russell


         (INSTRUCTION: To withhold authority to vote for one or more nominees, write that nominee's name on the line provided.)



2.   AMENDMENT OF ARTICLE II OF THE ARTICLES OF INCORPORATION: Proposal to amend
     Article II of the Articles of Incorporation to authorize preferred stock.

                  _____  FOR        _____ AGAISNT             _____ ABSTAIN

3. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of Dixon Odom PLLC as the Company's independent accountants for 2000.

                  _____  FOR        _____ AGAISNT             _____ ABSTAIN

4. OTHER BUSINESS: The Proxies are authorized to vote the shares represented by this Appointment of Proxy according to their best judgment on such other matters as may be presented for action at the Annual Meeting.

         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND "FOR" PROPOSALS 2 AND 3 ABOVE. IF, AT OR BEFORE THE TIME OF THE MEETING, ANY OF THE NOMINEES LISTED IN PROPOSAL 1 FOR ANY REASON HAVE BECOME UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE AS DIRECTORS, THE PROXIES HAVE THE DISCRETION TO VOTE FOR A SUBSTITUTE NOMINEE OR NOMINEES. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.



                                       Date:                             , 2000
                                             ----------------------------



                                                                          (SEAL)
                                       -----------------------------------
                                       (Signature)


                                                                          (SEAL)
                                       -----------------------------------
                                       (Signature, if shares held jointly)

                                       INSTRUCTION: PLEASE SIGN ABOVE
                                       EXACTLY AS YOUR NAME APPEARS ON THIS
                                       APPOINTMENT OF PROXY. JOINT OWNERS
                                       OF SHARES SHOULD BOTH SIGN.
                                       FIDUCIARIES OR OTHER PERSONS SIGNING
                                       IN A REPRESENTATIVE CAPACITY SHOULD
                                       INDICATE THE CAPACITY IN WHICH THEY
                                       ARE SIGNING.




                PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                       PROXY CARD IN THE ENCLOSED ENVELOPE

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